UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Torchlight Energy Resources, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TORCHLIGHT ENERGY RESOURCES, INC.
5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 26, 2020

We hereby give notice that the Annual Meeting of Stockholders of Torchlight Energy Resources, Inc. will be held on October 26, 2020, at 9:00 a.m. Central Time.

Due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our employees and stockholders, the Annual Meeting will be held in a virtual meeting format at https://www.issuerdirect.com/virtual-event/trch.

In addition to voting by submitting your proxy prior to the Annual Meeting, you also will be able to vote your shares electronically during the Annual Meeting. Further details regarding the virtual meeting are included in the accompanying proxy statement. The Annual Meeting will be held for the following purposes:

(1)	To elect five directors;

(2)	To ratify the selection of Briggs & Veselka Co as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

(3)	To transact such other business as may properly come before the meeting.

Under Nevada law, only stockholders of record on the record date, which is September 14, 2020, are entitled to notice of and to vote at the Annual Meeting or any adjournment. It is important that your shares be represented at this meeting so that the presence of a quorum is assured.

Your vote is important. Even if you plan to attend the meeting in person, please date and execute the enclosed proxy and return it promptly in the enclosed postage-paid envelope as soon as possible. If you attend the meeting, you may revoke your proxy and vote your shares in person.

IF YOU PLAN TO ATTEND:

To be admitted to the Annual Meeting at https://www.issuerdirect.com/virtual-event/trch you must have your control number available and follow the instructions found on your proxy card or voting instruction form. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Please allow sufficient time before the Annual Meeting to complete the online check-in process. Your vote is very important.

By Order of the Board of Directors,

September 18, 2020	John A. Brda
President, Chief Executive Officer and Director

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held October 26, 2020.

The Proxy Statement, form of proxy card and Annual Report are available at: ir.torchlightenergy.com

TORCHLIGHT ENERGY RESOURCES, INC.
5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

PROXY STATEMENT
FOR THE
2020 ANNUAL MEETING OF STOCKHOLDERS

To be held on October 26, 2020

The Board of Directors of Torchlight Energy Resources, Inc. is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders to be held on October 26, 2020, at 9:00 a.m. Central Time, in a virtual format online by accessing https://www.issuerdirect.com/virtual-event/trch and at any adjournment thereof.

This Proxy Statement contains information relating to the Annual Meeting. This year’s Annual Meeting will be held as a virtual meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend and participate in the Annual Meeting online via a live webcast by visiting https://www.issuerdirect.com/virtual-event/trch. In addition to voting by submitting your proxy prior to the Annual Meeting, you also will be able to vote your shares electronically during the Annual Meeting.

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares via proxy at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save us the expenses and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

INFORMATION CONCERNING THE ANNUAL MEETING

Mailing and Solicitation. Proxies are being solicited on behalf of the Board of Directors of Torchlight Energy Resources, Inc. This Proxy Statement and accompanying form of proxy card will be sent on or about September 18, 2020 to stockholders entitled to vote at the Annual Meeting. The cost of the solicitation of proxies will be paid by us. The solicitation is to be made primarily by mail but may be supplemented by telephone calls and personal solicitation by our officers and other employees.

Annual Report on Form 10-K. A copy of our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission, has been mailed with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting.

Proxies. Whether or not you plan to attend the Annual Meeting, we request that you promptly submit the enclosed proxy card and vote your shares pursuant to the voting instructions therein. A control number, located on the proxy card, is designed to verify your identity, allow you to vote your shares, and confirm that your voting instructions have been properly recorded.

If your shares are registered in the name of a bank, broker, or other nominee, follow the proxy instructions on the form you receive from the nominee. The availability of telephone and internet proxy will depend on the nominee’s proxy processes. Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold shares in “street name” for customers are precluded from exercising voting discretion with respect to the approval of non-routine matters (so called “broker non-votes”) where the beneficial owner has not given voting instructions. With respect to the election of directors (see Proposal 1), a broker is not entitled to vote the shares of common stock unless the beneficial owner has given instructions. With respect to the ratification of the appointment of Briggs & Veselka Co as our independent registered public accounting firm (see Proposal 2), a broker will have discretionary authority to vote the shares of our stock if the beneficial owner has not given instructions.

Revocation of Proxies. The proxy may be revoked by the stockholder at any time before a vote is taken by notifying our President in writing at the address of Torchlight Energy Resources, Inc. given above; by executing a new proxy bearing a later date or by submitting a new proxy by telephone or internet; or by attending the Annual Meeting and voting in person.

Voting in Accordance with Instructions. The shares represented by your properly completed proxy will be voted in accordance with your instructions marked on it. If you properly sign, date, and deliver to us your proxy but you mark no instructions on it, the shares represented by your proxy will be voted for the election of all of the director nominees as proposed (Proposal 1); and for the ratification of Briggs & Veselka Co. as our independent registered public accounting firm for 2020 (Proposal 2). The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting, but if other matters are properly brought before the Annual Meeting, shares represented by properly completed proxies received by mail will be voted in accordance with the judgment of the persons named as proxies.

Quorum and Voting Rights. The presence in person or by proxy of a majority of the outstanding shares entitled to vote on the record date constitutes a quorum for purposes of voting on a particular matter and conducting business at the meeting. We currently have one class of stock issued and outstanding, common stock. Each share of common stock entitles its holder to one vote.

Required Vote. A plurality of the shares present in person or represented by proxy at the Annual Meeting will elect as directors the nominees proposed (Proposal 1). The affirmative vote of a majority of the shares entitled to vote, present in person or represented by proxy is required for the ratification of Briggs & Veselka Co. as our independent registered public accounting firm for 2020 (Proposal 2). Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

Record Date. The close of business on September 14, 2020 has been fixed as the record date of the Annual Meeting, and only stockholders of record at that time will be entitled to vote. As of September 14, 2020, there were 99,170,297 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. Only record holders and beneficial owners who held shares of our common stock on the record date, or their duly authorized proxies, may attend the Annual Meeting.

No Dissenters’ Rights. Under the Nevada Revised Statutes, stockholders are not entitled to dissenters’ rights with respect to the matters to be voted on at the Annual Meeting.

Questions and Answers about Virtual Meeting Format:

How do I attend the Annual Meeting?

The Annual Meeting will be held on October 26, 2020, at 9:00 a.m. Central Time in a virtual format online by accessing https://www.issuerdirect.com/virtual-event/trch.

How Do I Vote?

The enclosed proxy card contains instructions on how to vote your shares by mail, facsimile, Internet or telephone, in advance of the Annual Meeting. The voting instructions you receive may be different depending on whether you are a registered stockholder or a “street name” stockholder. If you are a street name stockholder, your broker or nominee firm is the legal, registered owner of the shares, and the voting instructions allow you to instruct your broker or nominee how to vote your shares.

Additionally, if you are a registered stockholder, you will be able to vote your shares electronically during the Annual Meeting. If you are a street name stockholder, please check your proxy card and voting instructions or contact your broker or other nominee to determine whether, if you attend the live webcast of the Annual Meeting, you will be able to vote your shares electronically during the meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

General Information

Under our bylaws, the number of members of our Board of Directors is to be determined from time to time by resolution adopted by a majority of the Board of Directors or by the stockholders, but in no event will be less than one or more than 15. Each director is elected to hold office until the next annual or special meeting of stockholders and until such director’s successor has been elected and qualified, or until his or her earlier resignation or removal. As of the date hereof, the Board of Directors consists of five members. The Board of Directors has approved and recommended to stockholders the election of five nominees to serve on the Board. The recommended nominees are John Brda, Gregory McCabe, Robert Lance Cook, Michael J. Graves and Alexandre Zyngier. All the nominees presently serve as members of our Board of Directors and are accordingly standing for re-election. There are no family relationships among any of our directors, nominees or executive officers.

The persons named in the enclosed Proxy (“Proxy”) have each been selected by the Board of Directors to serve as proxy and will vote the shares represented by valid proxies at the Annual Meeting and adjournments thereof. Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees listed below. Each duly elected director will hold office until his successor shall have been elected and qualified. Although our Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the person named in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

Information Regarding Nominees

The names of the nominees for election to the Board, their principal occupations and certain other information follow:

John A. Brda – age 55 – Mr. Brda has been our Chief Executive Officer since December 2014 and our President, Secretary and a member of the Board of Director since January 2012. He has been the Managing Member of Brda & Company, LLC since 2002, which provided consulting services to public companies—with a focus in the oil and gas sector—on investor relations, equity and debt financings, strategic business development and securities regulation matters, prior to him becoming President of the company.

We believe Mr. Brda is an excellent fit to our Board of Directors and management team based on his extensive experience in transaction negotiation and business development, particularly in the oil and gas sector as well as other non-related industries. He has consulted with many public companies in the last ten years, and we believe that his extensive network of industry professionals and finance firms will contribute to our success.

Gregory McCabe – age 59 – Mr. McCabe has been a member of our Board of Directors since July 2016 and was appointed Chairman of the Board in October 2016. He is an experienced geologist who brings over 36 years of oil and gas experience to our company. He is a principal of numerous oil and gas focused entities including McCabe Petroleum Corporation, Manix Royalty, Masterson Royalty Fund and GMc Exploration. He has been the President of McCabe Petroleum Corporation from 1986 to the present. Mr. McCabe has been involved in numerous oil and gas ventures throughout his career and has a vast experience in technical evaluation, operations and acquisitions and divestitures. Mr. McCabe is also our largest stockholder and provided entry for us into our two largest assets, the Hazel Project in the Midland Basin and the Orogrande Project in Hudspeth County, Texas.

We believe that Mr. McCabe’s background in geology and his many years in the oil and gas industry compliments the Board of Directors.

Robert Lance Cook – age 64 – Mr. Cook has been a member of our Board of Directors since February 2019. He is currently the Vice President of Production Operations of WellsX Corp., a position he has held since July 2018. WellsX provides hydraulic fracturing and related oilfield services. Additionally, he has been the Managing Partner of Metis Energy LLC since January 2017, which owns and operates oil and gas wells in Texas as well as holds proprietary intellectual properties. Further, he is the President of Sage Geosystems LLC, a company founded in Texas in 2020 which has developed a proprietary geothermal process which is currently seeking funding for field trials. Prior to holding these positions, Mr. Cook worked for Shell Oil Company and its subsidiaries for over 36 years, retiring from the company in September 2016. He held numerous management and engineering positions for Shell, including most recently Chief Scientist for Wells and Production Technology and Chief Operations Officer for SWMS JV with Great Wall Drilling Company from January 2012 until his retirement. He holds a Bachelor of Science in Petroleum Engineering from the University of Texas.

We believe Mr. Cook’s wide-ranging experience in operating exploration and production companies makes him an excellent fit to the Board of Directors.

Michael J. Graves – age 52 – Mr. Graves has served on the Board of Directors since August 17, 2017. He is a Certified Public Accountant, and since 2005 he has been a managing shareholder of Fitch & Graves in Sioux City, Iowa, which provides accounting and tax, financial planning, consulting and investment services. Since 2008, he has also been a registered representative with Western Equity Group where he has worked in investment sales. He is also presently a shareholder in several businesses involved in residential construction and property rentals. Previously, he worked at Bill Markve & Associates, Gateway 2000 and Deloitte & Touche. He graduated Summa Cum Laude from the University of South Dakota with a B.S. in Accounting.

With Mr. Graves’ extensive background in accounting and investment businesses, we believe his understanding of financial statements, business valuations, and general business performance are a valuable asset to the Board.

Alexandre Zyngier – age 51 – Mr. Zyngier has served on our Board of Directors since June 2016. He has been the Managing Director of Batuta Advisors since founding it in August 2013. The firm pursues high return investment and advisory opportunities in the distressed and turnaround sectors. Mr. Zyngier has over 20 years of investment, strategy, and operating experience. He is currently a director of Atari SA and Applied Minerals, Inc. and certain other private entities. Before starting Batuta Advisors, Mr. Zyngier was a portfolio manager at Alden Global Capital from February 2009 until August 2013, investing in public and private opportunities. He has also worked as a portfolio manager at Goldman Sachs & Co. and Deutsche Bank Co. Additionally, he was a strategy consultant at McKinsey & Company and a technical brand manager at Procter & Gamble. Mr. Zyngier holds an MBA in Finance and Accounting from the University of Chicago and a BS in Chemical Engineering from UNICAMP in Brazil.

We believe that Mr. Zyngier’s investment experience and his experience in overseeing a broad range of companies will greatly benefit the Board of Directors.

On August 12, 2019, LootCrate Inc. filed for Chapter 11 bankruptcy in Delaware. Mr. Zyngier is an independent director of LootCrate, Inc. and oversaw the company’s filing.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF THE NOMINEES LISTED ABOVE.

Information Regarding Executive Officers

Executive officers are appointed to serve at the discretion of the Board. These individuals are referred to collectively as our “named executive officers.”

Our named executive officers are as follows:

Name	Age	Position(s) and Office(s)
John A. Brda	55	President, Chief Executive Officer, Secretary and Director
Roger N. Wurtele	74	Chief Financial Officer

See “Information Regarding Nominees” above for biographical information of Mr. Brda.

Roger N. Wurtele – Mr. Wurtele has served as our Chief Financial Officer since September 2013. He is a versatile, experienced finance executive that has served as Chief Financial Officer for several public and private companies. He has a broad range of experience in public accounting, corporate finance and executive management. Mr. Wurtele previously served as CFO of Xtreme Oil & Gas, Inc. from February 2010 to September 2013. From May 2013 to September 2013 he worked as a financial consultant for us. From November 2007 to January 2010, Mr. Wurtele served as CFO of Lang and Company LLC, a developer of commercial real estate projects. He graduated from the University of Nebraska and has been a Certified Public Accountant for 40 years.

CORPORATE GOVERNANCE MATTERS

Meetings of the Board

All directors are expected to make every effort to attend meetings of the Board, meetings of any Board committees on which such director serves, and annual meetings of stockholders. The Board held eight meetings during the year ended December 31, 2019. The Board of Directors also executed seven written consents to action in lieu of a meeting during the year ended December 31, 2019, which consents were each approved unanimously. We currently have an Audit Committee, a Compensation Committee and a Nominating Committee. During 2019, the Audit Committee held five meetings, the Compensation Committee held two meetings and the Nominating Committee held two meetings. Of our current directors, during 2019, all attended no fewer than 75 percent of (i) the total number of meetings of the Board of Directors (including consents to action in lieu of a meeting) held during the period for which he has been a director, and (ii) the total number of meetings held by all committees of the Board on which he served during the periods that he served. All five of the then members of the Board of Directors attended the 2019 Annual Meeting of Stockholders.

Stockholder Communications with Directors

Any stockholder desiring to contact the Board, or any specific director(s), may send written communications to: Board of Directors (Attention: (Name(s) of director(s), as applicable)), c/o President, 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093. Any communication so received will be processed and conveyed to the member(s) of the Board named in the communication or to the Board, as appropriate, except for junk mail, mass mailings, product or service complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

Director Independence

Currently three of our five directors are independent, including Robert Lance Cook, Alexandre Zyngier and Michael J. Graves. The definition of “independent” used is based on the independence standards of The NASDAQ Stock Market LLC. The Board performed a review to determine the independence of Messrs. Cook, Zyngier and Graves and made a subjective determination as to each of these individuals that no transactions, relationships or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of Torchlight Energy Resources, Inc. In making these determinations, the Board reviewed information provided by these individuals with regard to each individual’s business and personal activities as they may relate to us and our management.

Board Leadership Structure and Role in Risk Oversight

Our Board is currently composed of five directors, with Gregory McCabe holding the title of “Chairman.” Mr. McCabe is not an officer of the company, but presently he is not deemed to be an independent director. In addition to serving on the Board, John Brda also currently serves as President and Chief Executive Officer. Accordingly, there is often little separation in Mr. Brda’s role as principal executive officer and his role as a director. To mitigate any apparent conflicts our leadership structure may create, we maintain a Board of Directors consisting of a majority of independent directors. We believe this allows the Board to better oversee and manage risk. None of our independent directors holds the title of “lead” independent director. Accordingly, all of our independent directors have an equal role in the leadership of the Board. We believe that our overall leadership structure is appropriate based on our current size.

As a part of its oversight function, the Board of Directors monitors how management operates the company. Risk is an important part of deliberations at the Board level throughout the year. The Board of Directors as a whole considers risks affecting us. The Board considers, among other things, the relevant risks to the company when granting authority to management and approving business strategies. Through this risk oversight process, the Board reserves the right to make changes to our leadership structure in the future if it deems such changes are appropriate and in the best interest of our stockholders.

Audit Committee

We maintain a separately-designated standing audit committee. The Audit Committee currently consists of three independent directors, including Michael J. Graves, Robert Lance Cook and Alexandre Zyngier. Mr. Zyngier is the Chairman of the Audit Committee, and the Board of Directors has determined that he is an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K. The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes and audits of our financial statements on behalf of the Board of Directors. The Audit Committee meets privately with our management and with our independent registered public accounting firm and evaluates the responses by our management both to the facts presented and to the judgments made by our outside independent registered public accounting firm. Our Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2019 with our management.

In November 2013, our Board adopted a charter for the Audit Committee. A copy of the Charter of the Audit Committee can be found on our website at www torchlightenergy.com. The Charter establishes the independence of our Audit Committee and sets forth the scope of the Audit Committee’s duties. All members of the Audit Committee must be independent. The Audit Committee is objective and reviews and assesses the work of our independent registered public accounting firm and our internal accounting.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management the audited financial statements of Torchlight Energy Resources, Inc. for the fiscal year ended December 31, 2019. The Audit Committee has discussed with Briggs & Veselka Co., our independent auditors, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Briggs & Veselka Co. required by applicable requirements of the Public Company Accounting Oversight Board regarding Briggs & Veselka Co.’s communications with the Audit Committee concerning independence, and has discussed with Briggs & Veselka Co. the independence of Briggs & Veselka Co.

Based on the review and discussions referred to in the paragraph above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2019. This report is furnished by the Audit Committee of our Board of Directors, whose members were (at the time this report was furnished):

Robert Lance Cook;
Michael J. Graves; and
Alexandre Zyngier.

All information within this “Audit Committee” section of the Proxy Statement, including but not limited to the Report of the Audit Committee, shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C (17 CFR 240.14a-1 through 240.14b-2 or 240.14c-1 through 240.14c-101) or to the liabilities of section 18 of the Exchange Act. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act.

Compensation Committee

We have a Compensation Committee whose members are Robert Lance Cook, Michael J. Graves and Alexandre Zyngier. In November 2013, our Board adopted a charter for the Compensation Committee. A copy of the Charter of the Compensation Committee can be found on our website at www.torchlightenergy.com. The primary purposes of the Compensation Committee are to discharge the Board of Directors’ responsibilities relating to the evaluation and compensation of our Chief Executive Officer, President and other senior executives. Our executive compensation program are designed to: (1) attract, retain and motivate skilled and knowledgeable individuals; (2) ensure that compensation is aligned with our corporate strategies and business objectives; (3) promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and (4) align executives’ and directors’ incentives with the creation of stockholder value. To achieve these objectives, our Compensation Committee evaluates our executive compensation program with the goal of setting compensation at levels it believes will allow us to attract and retain qualified executives and directors. The Compensation Committee will take under consideration recommendations from executive officers and directors regarding its executive compensation program. The Compensation Committee also has the authority to obtain advice and assistance from external advisors, including compensation consultants, although the Compensation Committee did not elect to retain a compensation consultant to assist with determining executive compensation during 2019.

Nominating Committee

We have a Nominating Committee whose members are Robert Lance Cook, Michael Graves and Alexandre Zyngier. In November 2013, our Board adopted a charter for the Nominating Committee. A copy of the Charter of the Nominating Committee can be found on our website at www torchlightenergy.com. The Nominating Committee’s primary duties are identify individuals qualified to become Board members and to recommend to the Board director nominees for election at the Annual Meeting of Stockholders or for election by the Board to fill open seats between annual meetings. See “Procedures for Director Nominations” below for the criteria it uses to evaluate nominee candidates. Its Charter provides for the Nominating Committee to review qualifications of individuals suggested as potential candidates for director of the company, including candidates suggested by stockholders, and consider for nomination any of such individuals who are deemed qualified. For information regarding the procedures for stockholder nominations to the Board, see “Procedures for Director Nominations” below.

Procedures for Director Nominations

Members of the Board are expected to collectively possess a broad range of skills, industry and other knowledge and expertise, and business and other experience useful for the effective oversight of our business. All candidates must meet the minimum qualifications and other criteria established from time to time by the Board and Nominating Committee. In considering possible candidates for election as director, the Board and Nominating Committee are guided by the following standards:

(1)	Each director should be an individual of the highest character and integrity;

(2)	Each director should have substantial experience that is of particular relevance to us;

(3)	Each director should have sufficient time available to devote to the affairs of the company; and

(4)	Each director should represent the best interests of the stockholders as a whole.

We also consider the following criteria, among others, in our selection of directors:

(1)	Technical, scientific, academic, financial and other expertise, skills, knowledge and achievements useful to the oversight of our business, especially relating to the oil and gas industry;

(2)	Diversity of viewpoints, backgrounds, experiences and other demographics; and

(3)	The extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to the needs of the company.

The Nominating Committee and Board of Directors evaluates suggestions concerning possible candidates for election to the Board submitted to us, including those submitted by Board members (including self-nominations) and stockholders. All candidates, including those submitted by stockholders, will be similarly evaluated by the Nominating Committee and Board of Directors using the Board membership criteria described above and in accordance with applicable procedures, including such procedures prescribed by the SEC. Once candidates have been identified, the Nominating Committee and Board will determine whether such candidates meet our qualifications for director nominees and select nominees accordingly.

As noted above, the Nominating Committee and Board of Directors will consider qualified director nominees recommended by stockholders when such recommendations are submitted in accordance with applicable SEC requirements and any other applicable law, rule or regulation regarding director nominations. When submitting a nomination to us for consideration, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name and address; age; principal occupation during the past five years; current directorships on publicly held companies and registered investment companies; and number of shares of our common stock owned, if any. No candidates for director nominations were submitted to us by any stockholder in connection with the 2020 Annual Meeting.

COMPENSATION DISCUSSION

The following table provides summary information for the years of 2019 and 2018 concerning cash and non-cash compensation paid or accrued to or on behalf of certain executive officers.

Summary Executive Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (A) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
John A. Brda	2019	$375,000	-	-	$-	-	-	-	$375,000
CEO/Secretary/Director	2018	$375,000	-	-	$-	-	-	-	$375,000
Roger Wurtele	2019	$225,000	-	-	$-	-	-	-	$225,000
CFO	2018	$225,000	-	-	$-	-	-	-	$225,000

(A)	Stock/Option Value as applicable is determined using the Black Scholes Method.

Setting Executive Compensation

We fix executive base compensation at a level we believe enables us to hire and retain individuals in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the compensation that is paid by companies that we believe to be our competitors and by other companies with which we believe we generally compete for executives.

In establishing compensation packages for executive officers, numerous factors are considered, including the particular executive’s experience, expertise, and performance, our company’s overall performance, and compensation packages available in the marketplace for similar positions. In arriving at amounts for each component of compensation, our Compensation Committee strives to strike an appropriate balance between base compensation and incentive compensation. The Compensation Committee also endeavors to properly allocate between cash and non-cash compensation (including without limitation stock and stock option awards) and between annual and long-term compensation.

Employment Agreements

On July 15, 2020, we entered into new one-year employment agreements with each of John Brda, our President and Chief Executive Officer, and Roger Wurtele, our Chief Financial Officer. Their previous employment agreements expired in June 2020. Under the new agreements, Messrs. Brda and Wurtele will continue to receive their same annual salaries of $375,000 and $225,000, with 36% and 20% of the salaries, respectively, continuing to accrue unpaid until such time as the Board of Directors believes there is adequate cash for such payment, or as otherwise contemplated in the employment agreement. Each individual will be eligible for a bonus at the Compensation Committee’s discretion. Each agreement provides that if there is a “change of control” in the company (as defined in the agreement), the employee will be paid in one lump sum any amounts owed to the employee under the agreement that are accrued and unpaid plus his salary that would be earned through the end of the term of the agreement. Each employment agreement has a covenant not to compete and provides for expense reimbursement, four weeks of vacation and certain other benefits.

Additionally, as part of their employment compensation, the Compensation Committee granted Mr. Brda an option to purchase a total of up to 2,250,000 shares of common stock, including up to 375,000 shares at an exercise price of $0.50 per share and up to 1,875,000 shares at an exercise price of $1.00 per share, and granted Mr. Wurtele an option to purchase a total of up to 750,000 shares of common stock, including up to 375,000 shares at an exercise price of $0.50 per share and up to 375,000 shares at an exercise price of $1.00 per share. The options were granted under our Amended and Restated 2015 Stock Option Plan. The options of both executives will vest upon either (a) the closing of a change of control occurring prior to July 15, 2021, or (b) the company entering into a letter of intent with a third party prior to July 15, 2021 that contemplates a change of control, and the change of control transaction closes with that third party (or an affiliate(s) of that third party) at a date not later than July 15, 2022; subject, however, to acceleration and earlier vesting of all of the options in the event of (i) the termination of employment by the employee for “good reason” under his employment agreement or (ii) a determination of the Compensation Committee, at its discretion. In the event of the death or disability of the employee prior to vesting or if the company terminates the employee’s employment for reasons other than for “cause” under the employment agreement prior to vesting, the option will still vest upon the occurrence of the events described under clauses (a) or (b) above. The options, to the extent such options have not been exercised, will terminate and become null and void on July 15, 2025, if and only if the options vest as described above, or on July 15, 2021, if the options do not vest as described above, subject to the occurrence of the events contemplated under clause (b) above whereby the options would not terminate until July 15, 2022.

Outstanding Equity Awards at Fiscal Year End

The following table details all outstanding equity awards held by our named executive officers at December 31, 2019:

	Option Awards			Equity Incentive
	Number of		Number of	Plan Awards:
	Securities		Securities	Number of
	Underlying		Underlying	Securities
	Unexercised		Unexercised	Underlying	Option
	Options		Options	Unexercised	Exercise	Option
	(#)		(#)	Unearned Options	Price	Expiration
Name	Exercisable		Unexercisable	(#)	($)	Date
John A. Brda	3,000,000	(1)	-	-	$1.57	6/11/2020

Roger Wurtele	1,500,000	(1)	-	-	$1.57	6/11/2020

(1)	The options were awarded on June 11, 2015. The options were granted under our 2015 Stock Option Plan which plan was approved by stockholders on September 9, 2015. These option expired in June 2020.

Compensation of Directors

We have no standard arrangement pursuant to which directors are compensated for any services they provide or for committee participation or special assignments. We anticipate, however, implementing more standardized director compensation arrangements in the near future.

Summary Director Compensation Table

Compensation to directors during the year ended December 31, 2019 was as follows:

	Fees Earned					Nonqualified
	Paid		Option Awards		Non-Equity	Deferred	All
	in	Stock	Option		Incentive Plan	Compensation	Other
	Cash	Awards	Awards		Compensation	Earnings	Compensation	Total
Name	($)	($)	($)(A)		($)	($)	($)	($)
Alexandre Zyngier	-	-	$60,500	(1)	-	-	-	$60,500
Robert Lance Cook	-	-	$84,250	(1)(2)	-	-	-	$84,250
Michael Graves	-	-	$60,500	(1)	-	-	-	$60,500

(A)	Stock Value as applicable is determined using the Black Scholes Method.

(1)	On November 13, 2019, this director was granted 200,000 stock options under the 2015 Stock Option Plan as director compensation. 100,000 of the stock options vested immediately, and the remaining 100,000 stock options vest on November 13, 2020.

(2)	On February 7, 2019, this director was granted 100,000 stock options under the 2015 Stock Option Plan as director compensation. All 100,000 of the stock options vested immediately.

Compensation Policies and Practices as they Relate to Risk Management

We attempt to make our compensation programs discretionary, balanced and focused on the long term. We believe goals and objectives of our compensation programs reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. Our approach to compensation practices and policies applicable to employees and consultants is consistent with that followed for its executives. Based on these factors, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own beneficially more than ten percent of our common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Based solely upon a review of Forms 3, 4 and 5 furnished to us during the fiscal year ended December 31, 2019, we believe that the directors, executive officers, and greater than ten percent beneficial owners have complied with all applicable filing requirements during the fiscal year ended December 31, 2019, except for the late filings of a Form 4 by our directors Alexandre Zyngier, Michael Graves and Robert Lance Cook in November 2019 and the late filings of a Form 3 and Form 4 by Mr. Cook in February 2019.

Certain Relationships and Related Transactions

On August 13, 2020, our subsidiaries Torchlight Energy, Inc. and Torchlight Hazel, LLC (collectively, “Torchlight”) entered into an option agreement (the “Option Agreement”) with Masterson Hazel Partners, LP (“MHP”) and McCabe Petroleum Corporation. Under the agreement, MHP is obligated to drill and complete, or cause to be drilled and completed, at its sole cost and expense, a new lateral well (the “Well”) on our Hazel Project, sufficient to satisfy Torchlight’s continuous development obligations on the southern half of the prospect no later than September 30, 2020. In the event MHP exercises it option to purchase the entire Hazel Project under the Option Agreement, McCabe Petroleum Corporation, which is owned by our chairman Gregory McCabe, has agreed to reduce its reversionary interest in the Hazel Project from 20% to not more than 12.5%.

On July 25, 2018, Torchlight Energy Resources, Inc. and our wholly-owned subsidiary, Hudspeth Oil Corporation, entered into a Settlement & Purchase Agreement (the “Settlement Agreement”) with Founders Oil & Gas, LLC, Founders Oil & Gas Operating, LLC, Wolfbone Investments, LLC (a wholly-owned company of Gregory McCabe, our Chairman) and McCabe Petroleum Corporation (also a wholly-owned company of Mr. McCabe), which agreement provides for Hudspeth Oil and Wolfbone Investments to each immediately pay $625,000 and for Hudspeth Oil or the Company and Wolfbone Investments or McCabe Petroleum to each pay another $625,000 on July 20, 2019, as consideration for Founders Oil & Gas assigning all of its working interest in the oil and gas leases of the Orogrande Project to Hudspeth Oil and Wolfbone Investments equally. The assignments to Hudspeth Oil and Wolfbone Investments will be made when the first payments are made, and the payments to Founders Oil & Gas due in 2019 are not securitized. After this assignment (for which Hudspeth Oil’s total consideration is $1,250,000), Hudspeth Oil’s working interest will increase to 72.5%. Additionally, the Settlement Agreement provides that the Founders parties will assign to the Company, Hudspeth Oil, Wolfbone Investments and McCabe Petroleum their claims against certain vendors for damages, if any, against such vendors for negligent services or defective equipment. Further, the Settlement Agreement has a mutual release and waivers among the parties.

On October 17, 2018, we sold to certain investors in a private transaction 16% Series C Unsecured Convertible Promissory Notes with a total principal amount of $6,000,000. Interest and principal were due and payable on the notes in one balloon payment at maturity on April 17, 2020. The notes were convertible, at the election of the holders, into an aggregate 6% working interest in certain oil and gas leases in Hudspeth County, Texas, known as our “Orogrande Project.” The notes allowed us to redeem them early only upon the event of a fundamental transaction, such as a merger or sale of substantially all our assets. The notes provided that the noteholders may accelerate and declare any and all of the obligations under the notes to be immediately due and payable in the event of default, such as nonpayment, failure to perform required conversions, failure to perform any covenant or agreement under the notes, an insolvency event, or certain defaults or judgments. As part of the sale of the of the notes, the noteholders required that McCabe Petroleum Corporation, a Texas corporation owned by our Chairman Gregory McCabe (“MPC”), provide them a put option whereby they had the right to have MPC purchase from them any unpaid principal amount due on the notes. Additionally, the notes provided that if there was a fundamental transaction, Mr. McCabe would be required to pay a fee to each noteholder that elects not to convert or require MPC to purchase the principal amount under the note, which fee would be equal to such noteholder’s pro-rata share of a total fee amount of $1,500,000. We received total proceeds of $6,000,000 from the sale of the notes, of which $3,000,000 was used to pay back the promissory note issued to MPC on December 1, 2017, which note was due on December 31, 2020. We used the remaining proceeds for working capital and general corporate purposes, which included, without limitation, drilling and lease acquisition capital. Prior to entering into the above transactions, our Board of Directors formed a special committee composed of independent directors to analyze and authorize the transactions on behalf of Torchlight Energy Resources, Inc. and determine whether the transactions are fair to the company. In this role, the special committee engaged an independent financial consulting firm which rendered a fairness opinion deeming that the transactions were fair to the company, from a financial point of view, and contained terms no less favorable to the company than those that could be obtained in arm’s length transactions. On March 9, 2020, each of the noteholders entered into a Conversion Agreement with us and our subsidiary Hudspeth Oil Corporation (“Hudspeth”), under which the noteholders elected to convert the notes, in accordance with their terms, into an aggregate 6% working interest (of all such holders) in the Orogrande Project. Upon the conversion, MPC’s put option obligation along with Mr. McCabe’s obligation in connection with a fundamental transaction were both effectively eliminated.

In December 2018, we paid WellsX Corp. a total of $173,000 for performing hydraulic fracturing services on a well at our Orogrande Project in Hudspeth County, Texas. Robert Lance Cook, a member of our Board of Directors, holds a 19% beneficial ownership in WellsX Corp. and is its Vice President of Production Operations.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of September 14, 2020, concerning, except as indicated by the footnotes below, (i) each person whom we know beneficially owns more than 5% of our common stock, (ii) each of our directors, (iii) each of our named executive officers, (iv) all of our directors and executive officers as a group and (v) each of our nominees for election to the Board of Directors. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Torchlight Energy Resources, Inc., 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Applicable percentage ownership is based on 99,170,297 shares of common stock outstanding at September 14, 2020 (which amount excludes the 262,001 restricted shares of common stock held by our director Alexandre Zyngier). In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to stock options or warrants held by that person that are currently exercisable or exercisable within 60 days of September 14, 2020 and shares of common stock issuable upon conversion of other securities held by that person that are currently convertible or convertible within 60 days of September 14, 2020. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, stock options and warrants referenced in the footnotes below are currently fully vested and exercisable. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Shares Beneficially Owned

	Common Stock
Name of beneficial owner	Shares		% of Class
John A. Brda	2,318,322	(1)	2.34
President, CEO, Secretary and Director

Gregory McCabe	13,648,390	(2)	13.75
Director (Chairman of the Board)

Roger N. Wurtele	10,000		*
Chief Financial Officer

Robert Lance Cook	300,000	(3)	*
Director

Michael J. Graves	745,000	(4)	*
Director

Alexandre Zyngier	600,000	(5)	*
Director

All directors and executive officers as a group (6 persons)	17,621,712		17.49

(1)	Includes 2,318,322 shares of common stock held by the John A. Brda Trust (the “Trust”). Mr. Brda is the settlor of the Trust and reserves the right to revoke the Trust without the consent of another person. Further, he is the trustee of the Trust and exercises investment control over the securities held by the Trust.

(2)	Includes (a) 10,264,335 shares of common stock held individually by Mr. McCabe; (b) securities held by G Mc Exploration, LLC (“GME”), including (i) 797,099 shares of common stock and (ii) 86,956 shares issuable upon exercise of warrants; and (c) 2,500,000 shares of common stock beneficially owned by McCabe Petroleum Corporation (“MPC”). Mr. McCabe may be deemed to hold beneficial ownership of securities held by GME as a result of his ownership of 50% of the outstanding membership interests of GME. Mr. McCabe may be deemed to hold beneficial ownership of securities held by MPC as a result of his ownership of 100% of the outstanding shares of capital stock of MPC.

(3)	Includes stock options that are exercisable into 300,000 shares of common stock held by Mr. Cook.

(4)	Includes 145,000 shares of common stock and stock options that are exercisable into 600,000 shares of common stock held by Mr. Graves.

(5)	Includes stock options that are exercisable into 600,000 shares of common stock held by Mr. Zyngier.

PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Briggs & Veselka Co. as our independent registered public accounting firm for the current fiscal year. Briggs & Veselka Co. has served as our independent registered public accounting firm continuously since January 2017. We wish to obtain from the stockholders a ratification of the Audit Committee’s action in selecting Briggs & Veselka Co. for the fiscal year ending December 31, 2020. Such ratification requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting. A representative of Briggs & Veselka Co. is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

Although not required by law or otherwise, the selection is being submitted to the stockholders for their approval as a matter of good corporate practice. In the event the selection of Briggs & Veselka Co. as our independent registered public accounting firm is not ratified by the stockholders, the adverse vote will be considered as a direction to the Audit Committee to reconsider whether or not to retain that firm as independent registered public accounting firm for the fiscal year ending December 31, 2020. Even if the selection is ratified, the Board of Directors in its discretion may direct the selection of a different independent accounting firm at any time during or after the year if it determines that such a change would be in the best interests of us and our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF Briggs & Veselka Co. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

Disclosure about Fees

The following table sets forth the fees paid or accrued by us for the audit and other services provided by our auditor, Briggs & Veselka Co. and our independent consultant during the years ended December 31, 2019 and 2018.

	2019	2018
Audit Fees(1)	$162,309	$159,253
Audit Related Fees(2)	46,473	107,186
Tax Fees(3)	47,000	20,400
All Other Fees	438	41,959

Total Fees	$256,220	$328,798

(1)	Audit Fees: This category represents the aggregate fees billed for professional services rendered by the principal independent accountant for the audit of our annual financial statements and review of financial statements included in our Form 10-K and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years.

(2)	Audit Related Fees: This category consists of the aggregate fees billed for SOX 404 Internal Control compliance services and assurance and related services by our independent consultant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees: This category consists of the aggregate fees billed for professional services rendered by the principal independent consultant for tax compliance, tax advice, and tax planning.

Pre-Approval of Audit and Non-Audit Services

For the fiscal years ended December 31, 2019 and 2018, all audit services and audit-related services, as described above, were provided to us based upon prior approval of our Audit Committee.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO
MATTERS TO BE ACTED UPON

None of the persons who have served as our executive officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in any of the proposals set forth herein, other than elections to office described under Proposal 1.

OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING

The Board of Directors does not intend to present for action at this Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

PROPOSALS FOR 2021 ANNUAL MEETING

Under SEC regulations, any stockholder desiring to make a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be acted upon at the 2021 Annual Meeting of Stockholders must present the proposal to us at our principal executive offices at 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093, Attention: President, by May 21, 2021 for the proposal to be eligible for inclusion in our proxy statement. Notice of a stockholder proposal submitted outside the processes of Rule 14a-8 for the 2020 Annual Meeting of Stockholders will be considered untimely unless received by us no later than 45 days before the date on which we first sent our proxy materials for this year’s Annual Meeting.

MISCELLANEOUS

We file annual, quarterly and current reports, proxy statements and other documents with the SEC electronically. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can access the electronic versions of these filings on the SEC’s website found at www.sec.gov.

By Order of the Board of Directors,

John A. Brda
Dated: September 18, 2020	President, Chief Executive Officer and Director

TORCHLIGHT ENERGY RESOURCES, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS annual meeting OF STOCKHOLDERS – OCTOBER 26, 2020 at 9:00 AM CT
CONTROL ID:
REQUEST ID:

The undersigned stockholder of TORCHLIGHT ENERGY RESOURCES, INC., a Nevada corporation (the “Company”, “Orgenesis”, “we”, or “us”), hereby appoints each of John A. Brda and Roger N. Wurtele (the “Proxies”) as proxies on behalf and in the name of the undersigned, to represent the undersigned at the 2020 Annual Meeting of Stockholders of the Company, to be held on October 26, 2020 at 9:00 a.m. Central Time online at www.isuerdirect.com/virtual-event/trch, and at any adjournment or adjournments thereof, and to vote all shares of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/TRCH
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF TORCHLIGHT ENERGY RESOURCES, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		à	FOR	WITHHOLD
Election of Directors
	John A. Brda		☐	☐
	Gregory McCabe		☐	☐		Control ID:
	Robert Lance Cook		☐	☐		REQUEST ID:
	Michael J. Graves		☐	☐
	Alexandre Zyngier		☐	☐

Proposal 2		à	FOR	AGAINST	ABSTAIN
	To ratify the selection of Briggs & Veselka Co as our independent registered public accounting firm for the fiscal year ending December 31, 2020.		☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business that may properly come before the Annual Meeting.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION AS DIRECTORS IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2020

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)